UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2014

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code : (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On January 21, 2014, MagneGas Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance and sale by the Company (the “Offering”) of  2,323,584 shares of the Company’s common stock, par value $0.001 per share, for a purchase price of $1,858,867.20 (the “Registered Stock”) and $2,141,132.80 million of shares of the Company's Series B convertible preferred stock (the “Preferred Stock”) which are convertible into a total of 2,676,416 shares of common stock (the “Conversion Shares”).  In connection with the purchase of shares of Preferred Stock in the Offering, the Investor will receive warrants to purchase a number of shares of common stock equal to 100% of the number of Conversion Shares at an exercise price equal to $1.11 (the “Warrants”).  Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.  The closing of the sale of these securities is expected to take place on or about January 27, 2014 (the “Closing”), subject to customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $3.560 million. The net proceeds received by the Company from the Offering will be used for working capital and general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions.

Shares of Preferred Stock have a liquidation preference equal to the stated value of each share of Preferred Stock or $1,000 per share. The shares of Preferred Stock do not have any voting rights other than if the Company seeks to alter or adversely affect the rights of the Preferred Stock. Subject to certain ownership limitations as described below, shares of Preferred Stock are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $0.80 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below $0.80. Subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.  In addition, until such time as the Company has received shareholder approval as required by applicable Nasdaq rules, the Company may not issue, upon conversion of the Preferred Stock or exercise of the Warrants, a number of shares of common stock which, when aggregated with the Registered Stock or the shares previously issued upon conversion, would exceed 19.99% of the total number of shares of common stock outstanding immediately prior to this transaction.

The Registered Stock is being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2013 and declared effective on May 28, 2013 (File No. 333- 188661) (the “Registration Statement”).

The Preferred Stock and the Warrants will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  Pursuant to a Registration Rights Agreement, dated January 21, 2014, by and between the Company and the Investor (the “Registration Rights Agreement”), the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants.

In connection with the Offering, on January 21, 2014, the Company entered into two Placement Agency Agreements (the “Placement Agency Agreements”) with Northland Securities, Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offering and sale of the Registered Stock and the Preferred Stock.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering.  The Placement Agent will be paid a cash fee equal to seven percent of the gross proceeds received by the Company from the sale of the Securities in the Offering. In addition to the placement agent fee to be paid by us, we have agreed to reimburse the placement agent for certain out-of-pocket expenses incurred in connection with the offering of the Registered Stock, which aggregate amount of such expenses reimbursed by the Company will not exceed $100,000 without the Company’s further approval.  In  connection with the successful completion of the offering of Registered Stock, for the price of $50, Northland Capital Markets may purchase a five-year warrant to purchase shares of our common stock equal to 5.0% of the shares sold in this offering at an exercise price of $1.11 (the “Placement Agent Warrant”).  In addition, in connection with the sale of the Preferred Stock and Warrants, for the price of $50, Northland Capital Markets may purchase additional Placement Agent Warrants equal to 5.0% of the shares of common stock underlying the Preferred Stock and with the same terms as the warrant described above to be issued to Northland Capital Markets in connection with this offering.  The warrants that Northland Capital Markets may purchase described in this paragraph will contain demand registration rights, and the Company has agreed to register the shares of common stock issuable upon exercise of any such warrants sold to Northland Capital Markets.

The Placement Agency Agreements and forms of the Purchase Agreement, the certificate of designation of preferences, rights and limitations of the Preferred Stock, the Warrant, the Placement Agent Warrant and the Registration Rights Agreement, are filed hereto as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2, 4.3 and 10.4 respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

 Item 3.02            Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering and sale of Preferred Stock, on or prior to the Closing, the Company shall file a Certificate of Designation of Series B Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State for the State of Delaware. The Certificate of Designation shall become effective on the Closing. The summary of the rights, powers, and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 4.1 and incorporated herein by reference.

Item 8.01             Other Events.

On January 22, 2014, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Certificate of Designations of Series B Convertible Preferred Stock
Exhibit 4.2	Form of Warrant
Exhibit 4.3	Form of Placement Agent Warrant
Exhibit 5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
Exhibit 10.1	Placement Agency Agreement for Registered Offering
Exhibit 10.2	Placement Agency Agreement for PIPE Transaction
Exhibit 10.3	Form of Securities Purchase Agreement
Exhibit 10.4	Form of Registration Rights Agreement
Exhibit 99.1	Press Release dated January 22, 2014

*	To be filed by Amendment on or prior to the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 22, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer